Exhibit 99.1

Joint Filing Agreement

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the undersigned hereby agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including any and all amendments thereto, the “Schedule 13D”) relating to the ordinary shares, $0.0001 par value per share, of Logistic Properties of the Americas, which may be deemed necessary pursuant to Regulation 13D or 13G promulgated under the Exchange Act.

The undersigned further agree that each party hereto is responsible for the timely filing of the Schedule 13D, and for the accuracy and completeness of the information concerning such party contained therein; provided, however, that no party is responsible for the accuracy or completeness of the information concerning any other party, unless such party knows or has a reason to believe that such information is inaccurate.

It is understood and agreed that a copy of this Joint Filing Agreement shall be attached as an exhibit to the Schedule 13D, filed on behalf of each of the parties hereto.

IN WITNESS WHEREOF, each of the undersigned has executed this Joint Filing Agreement as of the 3 day of April, 2024.

Dated:	April 3, 2024	JREP I Logistics Acquisition, LP

/s/ Thomas J. McDonald
		Name:	Thomas J. McDonald
		Title:	Authorized Signatory

Dated:	April 3, 2024	Jaguar Real Estate Partners, LP

/s/ Thomas J. McDonald
		Name:	Thomas J. McDonald
		Title:	Authorized Signatory

Dated:	April 3, 2024	Latam Logistic Equity Partners, LLC, by its Managing Member, JREP I Logistics Acquisition, LP

/s/ Thomas J. McDonald
		Name:	Thomas J. McDonald
		Title:	Authorized Signatory

Dated:	April 3, 2024	JREP GP, LLC

/s/ Thomas J. McDonald
		Name:	Thomas J. McDonald
		Title:	Authorized Signatory

Dated:	April 3, 2024	Jaguar Growth Partners Group, LLC

/s/ Thomas J. McDonald
		Name:	Thomas J. McDonald
		Title:	Authorized Signatory

Dated:	April 3, 2024	/s/ Gary Garrabrant
GARY R. GARRABRANT

Dated:	April 3, 2024	/s/ Thomas J. McDonald
THOMAS J. MCDONALD